COMMODITY SOURCING GROUP
Making Results Predictable

LETTER OF INTENT

December 29, 2006

Mr. Peter Berry
CryoPort, Inc.
451 Atlas Street
Brea, CA 92821

Dear Mr. Berry:

This letter of intent ("LOI") is entered into on this 29th day of December 2006 ("Effective Date") by and between VHS Group LLC, dba Commodity Sourcing Group or its affiliate ("CSG") and, CryoPort, Inc. and its wholly owned subsidiary, CryoPort Systems, Inc. ("CYRX"), collectively the "Parties", setting forth the mutual understanding between the Parties in the establishment of a business relationship between CSG and CYRX which the parties anticipate will generate revenues for the parties from cryogenic transport container technology.

This letter follows the verbal and written discussions between senior management of the Parties in November and December of 2006. It is agreed that this letter is not a contract, but merely a statement of present intentions and is not intended to be binding on the parties except for the provisions specifically identified below as the "Binding Provisions". The transactions contemplated herein will be binding only in accordance with the terms and conditions of a formal agreement if, as, and when such an agreement has been executed by duly authorized representatives of CSG and CYRX.

Non-Binding Provisions.

In order for the Parties to begin preliminary work on developing the terms and conditions for a successful relationship (including the commitment of human and financial resources by the Parties), the Parties desire a commitment from each other to move forward in good faith to complete and execute formal agreements setting forth the business relationship. To that end, CSG and CYRX will continue to negotiate in good faith to agree upon the details of their proposed relationship with the goal of executing the necessary agreements (the "Agreement") on or before February 15, 2007.

19730 Ralston, Detroit, Michigan 48203 • (313) 366-0660 • FAX (313) 366-0110 • MBE Certified • www.csgbuy.com

The Parties expect that the Agreement will contain the following essential terms, as well as such other terms the parties may agree upon:

1. The parties will enter into a joint venture, exclusive supply, license and/or other agreement which will provide, among other things, that CYRX will be the exclusive supply source to CSG of cryogenic transport containers ("dewars") and that CYRX will supply to CSG all of its requirements of such containers.

2. CSG or an affiliate will take an equity position in CYRX at the time of signing the LOI agreement and thereafter as set forth in a separate document. The shares issued would be subject to repurchase by CYRX if requested by CSG upon an agreed to funding trigger.

3. A successful merger or joint venture agreement between CYRX and CSG would provide capital funding for the combined merged or joint venture entity.

4. CYRX will maintain ownership of the technological rights to the dewars and the recycling system and will provide such rights for usage through a licensing agreement with CSG and its affiliates.

5. CSG will pay CYRX a royalty for each time a dewar is recycled by CSG.

6. CSG will have exclusive rights to the reprocessing of all dewars shipped by a certain world wide carrier, or other companies affiliated with CSG.

CYRX will be obligated to provide all necessary assistance to CSG and its affiliates in the form of training and education for the operations related to dewar reprocessing to include implementation of quality assurance and validation processes to be consistently applied by CSG subject to routine monitoring by CYRX's own quality assurance personnel.

Binding Provisions

For a period of 90 days from the execution of this letter by both CSG and CYRX neither the CYRX nor its members, employees, officers, agents or representatives shall, directly or indirectly (i) solicit, initiate or encourage any inquiries, proposals or offers from any person relating to any sale or use by A certain world wide carrier or any of its affiliates of any of CYRX cryogenic containers or the entry into an agreement for the supply of cryogenic containers directly or by or through any third person to A certain world wide carrier or any of its affiliates, (ii) engage in any discussion with A certain world wide carrier or its affiliates regarding the supply of cryogenic containers or with any third party other than CSG regarding the supply of cryogenic containers to A certain world wide carrier or its affiliates, or (iii) engage in discussions with any person with respect to any transaction or take any other action which could preclude CYRX from engaging in the transactions described in this letter.

If this letter accurately sets forth our understanding at this time, please sign the enclosed copy of this letter and return it to the undersigned.

Very truly yours,

VHS Group, L.L.C.

By: [signature]
Name: Robert A. Schummer
Title: President

Accepted and agreed to this ___ day of December 2006:

CryoPort, Inc.

By: [signature]
Name: PETER BERRY
Title: CEO